SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2014

BP PRUDHOE BAY ROYALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10243	13-6943724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N. A.
919 Congress Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – other events

Item 8.01. Other Events

On April 14, 2013, Alaska’s legislature passed an oil-tax reform bill amending the Alaska oil and gas production tax statutes, AS 43.55.10 et seq. (the “Production Tax Statutes”) with the aim of encouraging oil production and investment in Alaska’s oil industry. On May 21, 2013, Alaska Governor Sean Parnell signed the bill into law as chapter 10 of the 2013 Session laws of Alaska (the “Act”). Among significant changes, the Act eliminated the monthly “progressivity” tax rate (a rate determined by the average monthly production tax value of the oil produced, which was implemented by amendments to the Production Tax Statutes in 2006 and 2007), increased the base rate from 25% to 35% and added a stair-step per-barrel tax credit for oil production. This tax credit is based on the gross value at the point of production per barrel of taxable oil and may not reduce a producer’s tax liability below the “minimum tax” under the Production Tax Statutes. These changes became effective on January 1, 2014.

On January 15, 2014, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) of the BP Prudhoe Bay Royalty Trust (the “Trust”) executed a letter agreement with BP Exploration (Alaska) Inc. dated January 15, 2014 (the “Letter Agreement”) regarding the implementation of the Act with respect to the Trust.

Pursuant to the Letter Agreement, Production Taxes for the Trust’s Royalty Production will equal the tax for the relevant quarter, minus the allowable monthly stair-step per-barrel tax credits for the Royalty Production during that quarter. If there is a “minimum tax”-related limitation on the amount of the stair-step per-barrel tax credits that could otherwise be claimed for any quarter during the year, any difference between that limitation as preliminarily determined on a quarterly basis and the actual limitation for the entire year will be reflected in the payment to the Trust for the first quarter Royalty Production in the following year.

Opponents of the Act organized a petition drive to put a referendum to repeal the Act on the ballot in Alaska’s next statewide election. On July 13, 2013 the referendum supporters made a timely submission of the signatures that they had gathered in support for the referendum. The Alaska Division of Elections certified that there were enough valid signatures to place the referendum on the ballot for the next statewide election, which will be the 2014 primary election on August 19, 2014, unless the Legislature, during its regular session that began in January, 2014, schedules a special statewide election for an earlier date. If the Act is rejected in the referendum, then the methodology for calculating Production Taxes on the Trust’s Royalty Production will revert back to the methodology that was previously used before the effective date of the amendments to the Production Tax Statutes under the Act.

The narrative under the captions “THE TRUST – Trust Property” and “THE ROYALTY INTEREST” in Item 1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Annual Report”) contains information regarding the meanings of the terms “Royalty Interest”, “Royalty Production” “Conveyance,” “Per Barrel Royalty,” “WTI Price, “Chargeable Costs”, “Cost Adjustment Factor” and “Production Taxes” and should be read in conjunction with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BP PRUDHOE BAY ROYALTY TRUST

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:	/s/ Mike Ulrich
Mike Ulrich
Vice President

Date: January 17, 2014